Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

iCAD, Inc.
Nashua , New Hampshire

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 5, 2009, relating to the consolidated financial statements, the effectiveness of iCAD, Inc.’s internal control over financial reporting  and schedule of  iCAD Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ BDO  Seidman, LLP

Boston, Massachusetts
September 15, 2009